                                                     Exhibit 11

                              American Safety Insurance Holdings, Ltd. and subsidiaries
                                          Computation of Earnings Per Share

                                                    Three Months Ended                   Six Months Ended

                                                June 30,          June 30,          June 30,           June 30,
                                                  2007              2006              2007               2006

Basic:
Earnings available to common
shareholders........................       $  7,271,776      $  4,627,134      $   14,363,876      $  8,728,133
                                           ============      ============      ==============      ============

Weighted average common shares
outstanding.........................         10,605,700         7,106,393         10,580,917          6,935,489

Basic earnings per common shares ...       $       0.69      $       0.65        $      1.36       $       1.26
                                           ============      ============        ===========        ===========
Diluted:
Earnings available to common
shareholders..........................    $   7,271,776      $  4,627,134        $14,363,876      $   8,728,133
                                          =============      ============       ============      =============

Weighted average common shares
outstanding............................      10,605,708         7,106,393         10,580,917          6,935,489

Weighted average common shares
equivalents associated with options....         368,588           391,613            371,821            393,469

Total weighted average common
shares.................................      10,974,296         7,498,006         10,952,738          7,328,958
                                             ==========         =========         ==========          =========

Diluted earnings per common
shares..............................       $       0.66       $      0.62       $       1.31       $       1.19
                                           ============       ===========       ============       ============